Exhibit 99.1

CHASE BANK USA, NATIONAL ASSOCIATION

201 North Walnut Street

Wilmington, DE 19801

May 1, 2009

To the Addressees Listed on Schedule A Hereto

Ladies and Gentlemen:

Reference is hereby made to (a) the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007 (as amended or supplemented through the date hereof, the “Transfer and Servicing Agreement”), between Chase Bank USA, National Association, as transferor (in such capacity, the “Transferor”), servicer (in such capacity, the “Servicer”), and administrator, Chase Issuance Trust, as the issuing entity (the “Issuing Entity”) and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), and (b) the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007 (as amended or supplemented through the date hereof, the “APO Supplement”), between the Issuing Entity and the Indenture Trustee and Collateral Agent. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Transfer and Servicing Agreement or the APO Supplement, as applicable.

Pursuant to Section 2.15(a) of the Transfer and Servicing Agreement and Section 2.7 of the APO Supplement, respectively, the Transferor hereby notifies the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency that, effective as of June 1, 2009 (the “Discount Option Date”), the Yield Factor applicable to all Gross Principal Receivables arising in Asset Pool One Accounts on or after the Discount Option Date will be 1.50%.

It is expected that the Yield Factor will be reduced to 0% on July 1, 2010.

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Please contact me at (302) 282-3591 if you need any additional information.

Very truly yours,

CHASE BANK USA, NATIONAL ASSOCIATION
as Transferor

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

NOTICE OF CHANGE

TO

YIELD FACTOR FOR ASSET POOL ONE ACCOUNTS

Schedule A

Chase Bank USA, National Association,

    as Servicer

White Clay Center Building 200

Route 273

Newark, Delaware 19711

Fitch, Inc.,

    as a Note Rating Agency

One State Street Plaza

New York, New York 10004

Moody’s Investors Service, Inc.,

    as a Note Rating Agency

7 World Trade Center

250 Greenwich Street – 25th Floor

New York, New York 10007

Standard & Poor’s Ratings Services,

    a division of the McGraw-Hill Companies, Inc.,

    as a Note Rating Agency

55 Water Street

New York, New York 10041-0003

Wilmington Trust Company,

    as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890-0001

Wells Fargo Bank, National Association,

    as Indenture Trustee and Collateral Agent

6th & Marquette, MAC N9311-161

Minneapolis, Minnesota 55479